UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 29, 2025

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-14303	38-3161171
(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198
(Address of Principal Executive Offices)	(Zip Code)

(313) 758-2000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AXL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On January 29, 2025, American Axle & Manufacturing Holdings, Inc., a Delaware corporation (the “Company” or “AAM”), issued an announcement (the “Rule 2.7 Announcement”), pursuant to Rule 2.7 of the United Kingdom City Code on Takeovers and Mergers (the “Code”) disclosing the terms of a recommended offer by the Company to acquire the entire issued and to be issued share capital of Dowlais Group plc (“Dowlais”), a public limited company incorporated in England and Wales (the “Business Combination”). In connection with the Business Combination, on January 29, 2025, the Company and Dowlais entered into a Co-operation Agreement (the “Co-operation Agreement”).

Rule 2.7 Announcement

Pursuant to the Business Combination, for each Dowlais share, Dowlais shareholders will be entitled to receive 42 pence per share in cash and 0.0863 new shares of common stock of the Company, par value $0.01 per share (“Company Common Stock”). In addition to the consideration payable in connection with the Business Combination, Dowlais shareholders will be entitled to receive the payment of a final cash dividend by Dowlais of up to 2.8 pence for each Dowlais share to be paid (subject to the approval of the board of directors of Dowlais) in line with Dowlais’s ordinary course 2024 financial year dividend calendar without any reduction of the consideration payable under the terms of the Business Combination. The terms of the Business Combination (including the 2024 financial year final dividend) represent a total implied value of 85.2 pence per Dowlais share and value the entire issued and to be issued ordinary share capital of Dowlais at approximately £1.16 billion on a fully diluted basis. Company stockholders and Dowlais shareholders would be expected to own approximately 51% and 49%, respectively, of the combined company following the closing of the Business Combination.

The Business Combination has been unanimously approved by the boards of directors of the Company and Dowlais. Following the completion of the Business Combination, (i) the combined company will be headquartered in Detroit, Michigan, and (ii) David C. Dauch will be the Chief Executive Officer of the combined company.

Upon the closing of the Business Combination, it is expected that two directors of Dowlais will join the board of directors of the combined company, which will be expanded to 13 members.

The Business Combination is subject to conditions and certain further terms, including, among other things: (i) the approval of the Scheme (as defined below) by a majority in number of Dowlais shareholders who are present and vote (either in person or by proxy) and who represent not less than 75% in value of the Dowlais shares voted by those Dowlais shareholders; (ii) the sanction of the Scheme by the High Court of Justice in England and Wales (the “Court”); (iii) the Scheme becoming effective no later than June 29, 2026 (the “Long Stop Date”); (iv) the receipt of certain required antitrust and other regulatory approvals; (v) the amendment to the Company’s certificate of incorporation to increase the number of authorized shares of the Company Common Stock being duly approved by the affirmative vote of the holders of a majority in voting power of the Company Common Stock entitled to vote thereon at the Company stockholders meeting (the “Company Special Meeting”); (vi) the issuance of the Company Common Stock in connection with the Business Combination (the “Share Issuance”) being duly approved by the affirmative vote of the holders of a majority in voting power present in person or by proxy at the Company Special Meeting; and (vii) confirmation having been received by the Company that the new shares of Company Common Stock issued in the Share Issuance have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange. The conditions to the Business Combination are set out in full in the Rule 2.7 Announcement. It is expected that, subject to the satisfaction or waiver of all relevant conditions, the Business Combination will be completed by the end of 2025.

The Business Combination is expected to be effected by means of a Court-sanctioned scheme of arrangement (the “Scheme”) between Dowlais and its shareholders under Part 26 of the Companies Act 2006 (the “Companies Act”). The Company reserves the right, subject to the prior consent of the U.K. Panel on Takeovers and Mergers (the “Panel”) and the Co-operation Agreement, to elect to implement the Business Combination by way of a takeover offer (as such term is defined in the Companies Act).

Co-operation Agreement

On January 29, 2025, the Company and Dowlais entered into the Co-operation Agreement, pursuant to which, among other things:

•	the Company has agreed to use all reasonable endeavors to obtain the regulatory conditions and authorizations as soon as reasonably practicable following date of the Rule 2.7 Announcement and in any event in sufficient time to enable the Effective Date (as defined below) to occur by the Long Stop Date;

•	the Company and Dowlais have agreed to certain customary undertakings to cooperate in relation to such regulatory clearances and authorizations;

•	the Company has agreed to provide Dowlais with certain information for the purposes of the Scheme document and otherwise assist with the preparation of the Scheme document, and Dowlais has agreed to provide the Company with certain information for the purposes of the Proxy Statement (as defined below); and

•	the Company has agreed to take certain steps to assist certain Dowlais shareholders in taking any required action as a result of the potential application of U.S. withholding tax under Section 304 of the United States Internal Revenue Code of 1986, as amended, including the provision of any certifications which may be required to be made by Dowlais shareholders to certify whether or not it meets the requirements for exemption from U.S. “deemed dividend” tax (and therefore potentially not be subject to such withholding tax).

The Co-operation Agreement records the intention of the Company and Dowlais to implement the Business Combination by way of the Scheme, subject to the Company’s right, in certain circumstances, to elect to implement the Business Combination by way of a takeover offer. The Company and Dowlais have agreed to certain customary provisions in the event that the Company elects to implement the Business Combination by way of a takeover offer.

The Co-operation Agreement also contains provisions that shall apply in respect of Dowlais shareholders’ dividend entitlements and directors’ and officers’ insurance, as well as the Dowlais share plans, other incentive arrangements and other employee-related matters (further details of which will be provided in the Scheme document). The Company has agreed that from the date of the Co-operation Agreement until the Effective Date it shall not announce, declare, make or pay any dividends to the Company’s stockholders. In addition, the Company has also committed, from the date of the Co-operation Agreement until the receipt of the Company’s stockholder approvals at the Company Special Meeting, not to solicit or engage in any discussions of alternative proposals to the Business Combination (subject to certain limited exceptions). The Co-operation Agreement provides that the Company will pay a break fee to Dowlais in the following amounts and circumstances (subject to certain exceptions and exclusions):

•	$50 million, in cash, if the Company’s board of directors no longer recommends the Business Combination or if the Company fails to hold the Company Special Meeting prior to the Long Stop Date;

•	$50 million, in cash, if the Company invokes any of the conditions set forth in paragraph 3 (relating to official authorizations and regulatory clearances) and paragraph 6 (relating to third party approvals) of appendix 1, Part 1 of the Rule 2.7 Announcement (the “Regulatory Conditions”), or if any Regulatory Condition has not been satisfied or waived by the Company by the Long Stop Date; or

•	$14 million, in cash, if the Company’s stockholders do not approve the resolutions required to implement the Business Combination at the Company Special Meeting and there has been no change in the recommendation of the Company’s board of directors.

The Co-operation Agreement shall terminate in certain customary circumstances, including but not limited to:

•	if agreed in writing between the Company and Dowlais;

•	upon service of written notice by the Company to Dowlais if the Dowlais board of directors change their recommendation in respect of the Business Combination;

•	upon service of written notice by either the Company or Dowlais to the other if: (i) a competing offer becomes effective or is declared or becomes unconditional; (ii) the Business Combination is withdrawn, terminates or lapses in accordance with its terms; (iii) prior to the Long Stop Date, any condition has (with the consent of the Panel) been invoked by the Company; (iv) the Scheme is not approved by a majority in number of Dowlais shareholders who are present and vote (either in person or by proxy) and who represent not less than 75% in value of the Dowlais shares voted by those Dowlais shareholders or the Court refuses to sanction the Scheme; (v) unless otherwise agreed by the Company and Dowlais in writing or required by the Panel, the Effective Date has not occurred by the Long Stop Date; or (vi) such resolution or resolutions as are necessary to approve, effect and implement the Business Combination, including to authorize the creation, allotment and issue of the Company Common Stock, are not passed at the Company Special Meeting;

•	upon service of notice by Dowlais to the Company if: (i) the Company makes an announcement prior to publication of the Proxy Statement that it will not convene the Company Special Meeting or it intends not to file the Proxy Statement with the Securities and Exchange Commission (the “SEC”) or transmit it to the Company’s stockholders; (ii) the Proxy Statement does not include the recommendation of the Company’s board of directors; or (iii) the Company’s board of directors change their recommendation in respect of the Business Combination; and

•	upon the date upon which either: (i) the Scheme becomes effective in accordance with its terms; or (ii) if the Company elects to implement the Business Combination by way of a takeover offer in accordance with the terms of the Co-operation Agreement, the takeover offer becomes or is declared unconditional in accordance with the requirements of the Code (the “Effective Date”).

Backstop Credit Agreement; Bridge Facilities

In connection with the Business Combination, on January 29, 2025, the Company and American Axle & Manufacturing, Inc., a wholly owned subsidiary of the Company (the “Borrower”), entered into a credit agreement (the “Backstop Credit Agreement”) with the lenders party thereto (collectively, the “Backstop Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent, pursuant to which, subject to the terms and conditions set forth therein, the Backstop Lenders agreed to provide the Borrower with: (i) $484.25 million in Tranche A Term Loans; (ii) $1,491.0 million in Tranche B Term Loans; and (iii) $1,250.0 million in revolving loans. The proceeds of the commitments provided under the Backstop Credit Agreement will be used, together with proceeds of the commitments provided under the Bridge Facilities (as defined below), among other things, to finance the cash consideration payable to Dowlais shareholders pursuant to the Business Combination and expenses payable in connection with the Business Combination (including debt refinancing costs) and to refinance the Existing Credit Agreement (as defined below) in full (together, the “Business Combination Costs”). Borrowings under the Backstop Credit Agreement will be subject to customary “certain funds” provisions consistent with the Code. Such provisions apply until the date that is the earlier of (i) the Long Stop Date; or (ii) the date on which the scheme or takeover offer under the Code with respect to the Business Combination has lapsed or been terminated or withdrawn (the “Certain Funds Period”).

The Company expects to replace the Backstop Credit Agreement before the closing of the Business Combination by seeking to obtain the consent of its existing lenders to amend the Company’s existing syndicated term loans and revolving credit facilities under the Company’s credit agreement, dated as of March 11, 2022 (as amended from time to time, the “Existing Credit Agreement”), by and among the Company, the Borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, to: (i) increase the maximum revolving credit facility amount by at least $425.0 million to $1,350.0 million; and (ii) add a new Tranche B Term Loan facility (which will be utilized, together, in part, with the existing facilities thereunder, to finance the Business Combination Costs) and to effect certain other changes thereto in connection with the Business Combination.

Additionally, and in connection with the Business Combination, on January 29, 2025, the Company and Borrower entered into: (i) a First Lien Bridge Credit Agreement with the lenders party thereto (collectively, the “First Lien Bridge Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent, pursuant to which the First Lien Bridge Lenders have agreed to provide the Borrower with a $843.0 million interim loan facility (the “First Lien Bridge Facility”); and (ii) a Second Lien Bridge Credit Agreement with the lenders party thereto (collectively, the “Second Lien Bridge Lenders” and together with the First Lien Bridge Lenders, the “Bridge Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent, pursuant to which the Second Lien Bridge Lenders have agreed to provide the Borrower with a $500.0 million interim loan facility (the “Second Lien Bridge Facility” and together with the First Lien Bridge Facility, the “Bridge Facilities”). Borrowings under the Bridge Facilities will be subject to customary “certain funds” provisions consistent with the Code. Such provisions apply during the Certain Funds Period.

The Company expects to replace the Bridge Facilities with permanent financing before or after the closing of the Business Combination. If the Bridge Facilities have not been previously repaid in full on or prior to the one-year anniversary of the first date on which loans are made thereunder, any loans thereunder will automatically be converted into a term loan on terms likely to be significantly less favorable to the Company. While amounts are outstanding under the Bridge Facilities, the Bridge Lenders may require that the Company issue notes in a Rule 144A or other private offering subject to certain terms and conditions, and to use the proceeds to repay all or a portion of the Bridge Facilities.

The commitments under each of the Backstop Credit Agreement and the Bridge Facilities, unless previously terminated, will terminate on the last business day of the Certain Funds Period. The Bridge Facilities will be reduced by the net proceeds of any securities or other borrowings raised or issued in connection with the Business Combination. The Backstop Credit Agreement and the Bridge Facilities are subject to other terms and conditions customary for commitments and facilities of this type including certain affirmative covenants, negative covenants, conditions precedent and events of default.

 The foregoing summaries of the Rule 2.7 Announcement, the Co-operation Agreement, the Backstop Credit Agreement, the Bridge Facilities and the Business Combination contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Rule 2.7 Announcement, which is attached as Exhibit 99.1 to this Current Report on Form 8-K (the “Current Report”), the full text of the Co-operation Agreement, which is attached as Exhibit 2.1 to this Current Report, the full text of the Backstop Credit Agreement, which is attached as Exhibit 10.1 to this Current Report, the full text of the Bridge Facilities, which are attached as Exhibit 10.2 and Exhibit 10.3 to this Current Report, and each of these exhibits (other than portions of the Rule 2.7 Announcement included under the headings “AAM Current Trading and Outlook” and “Appendix 4—AAM FY24 Profit Estimate”) are incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition

On January 29, 2025, the Company issued a press release announcing the following preliminary financial results for the fiscal year ended December 31, 2024:

•	Sales in the range of $6.10 - $6.15 billion;

•	Net income in the range of $30 – 35 million;

•	Adjusted EBITDA in the range of $740 - $750 million;

•	Net cash provided by operating activities in the range of $440 – 450 million; and

•	Adjusted free cash flow in the range of $220 - $230 million.

The foregoing estimated financial results for the fiscal year ended December 31, 2024 are preliminary, unaudited and represent the most recent current information available to the Company and its management. The Company’s actual results may differ from these estimated financial results, including due to the completion of its financial closing procedures and final adjustments.

The information contained in this Item 2.02 is being furnished and shall not be deemed to be “filed” with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such a filing.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 29, 2025, the Company entered into the Backstop Credit Agreement and the Bridge Facilities as described under Item 1.01 above. The descriptions of the Backstop Credit Agreement and the Bridge Facilities set forth in Item 1.01 above are hereby incorporated by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report with respect to the portion of consideration payable in Company Common Stock pursuant to the Business Combination is incorporated herein by reference. The Company Common Stock to be issued as consideration for the Business Combination will be issued to Dowlais shareholders in reliance on the exemption from registration provided by Section 3(a)(10) of the Securities Act.

The Company reserves the right, subject to the prior consent of the Panel and the terms of the Co-operation Agreement, to elect to implement the Business Combination by way of a takeover offer. If, in the future, the Company exercises its right to implement the Business Combination by way of a takeover offer in which the Share Issuance is conducted in a manner that is not exempt from the registration requirements of the Securities Act, the Company will file a registration statement with the SEC that will contain a prospectus with respect to the Share Issuance.

Item 7.01.	Regulation FD Disclosure

On January 29, 2025, the Company issued a press release announcing the Business Combination and provided information regarding the Business Combination in a presentation to analysts and investors. A copy of the press release and investor presentation are furnished as Exhibits 99.2 and 99.3 to this Current Report and are incorporated herein by reference.

The information in this Item 7.01 and Exhibits 99.2 and 99.3 attached hereto shall not be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1	Co-operation Agreement, dated January 29, 2025, between the Company and Dowlais
10.1	Backstop Credit Agreement, dated January 29, 2025, among the Company, the Borrower, the Backstop Lenders and JPMorgan Chase Bank, N.A., as administrative agent
10.2	First Lien Bridge Facility, dated January 29, 2025, among the Company, the Borrower, the First Lien Bridge Lenders and JPMorgan Chase Bank, N.A., as administrative agent
10.3	Second Lien Bridge Facility, dated January 29, 2025, among the Company, the Borrower, the Second Lien Bridge Lenders and JPMorgan Chase Bank, N.A., as administrative agent
99.1	Rule 2.7 Announcement, January 29, 2025
99.2	Press Release, dated January 29, 2025, announcing Rule 2.7 Announcement
99.3	Investor Presentation, dated January 29, 2025
104	Cover Page Interactive Data File (formatted in Inline XBRL)

Cautionary Statement Concerning Forward-Looking Statements

This Current Report, and the documents incorporated by reference into this Current Report, contain statements concerning the Company’s expectations, beliefs, plans, objectives, goals, strategies, and future events or performance, including, but not limited to, certain statements related to (i) the ability of the Company and Dowlais to consummate the Business Combination in a timely manner or at all; (ii) the satisfaction (or waiver) of conditions to the consummation of the Business Combination; (iii) adverse effects on the market price of the Company’s or Dowlais’s operating results, including because of a failure to complete the Business Combination; (iv) the effect of the announcement or pendency of the Business Combination on the Company’s or Dowlais’s business relationships, operating results and business generally; (v) future capital expenditures, expenses, revenues, economic performance, synergies, financial conditions, market growth, dividend policy, losses and future prospects; (vi) business and management strategies and the expansion and growth of the operations of the Company or the Dowlais; and (vii) the effects of government regulation on the business of the Company or Dowlais. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and relate to trends and events that may affect the Company’s future financial position and operating results. The terms such as “will,” “may,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “project,” “target,” and similar words or expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or the Company’s management’s good faith belief as of that time with respect to future events and are subject to risks and may differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: global economic conditions, including the impact of inflation, recession or recessionary concerns, or slower growth in the markets in which the Company operates; reduced purchases of the Company’s products by General Motors Company (GM), Stellantis N.V. (Stellantis), Ford Motor Company (Ford) or other customers; the Company’s ability to respond to changes in technology, increased competition or pricing pressures; the Company’s ability to develop and produce new products that reflect market demand; lower-than-anticipated market acceptance of new or existing products; the Company’s ability to attract new customers and programs for new products; reduced demand for the Company’s customers’ products (particularly light trucks and sport utility vehicles (SUVs) produced by GM, Stellantis and Ford); risks inherent in the Company’s global operations (including tariffs and the potential consequences thereof to the Company, the Company’s suppliers, and the Company’s customers and their suppliers, adverse changes in trade agreements, such as the United States-Mexico-Canada Agreement (USMCA), compliance with customs and trade regulations, immigration policies, political stability or geopolitical conflicts, taxes and other law changes, potential disruptions of production and supply, and currency rate fluctuations); supply shortages and the availability of natural gas or other fuel and utility sources in certain regions, labor shortages, including increased labor costs, or price increases in raw material and/or freight, utilities or other operating supplies for the Company or the Company’s customers as a result of pandemic or epidemic illness, geopolitical conflicts, natural disasters or otherwise; a significant disruption in operations at one or more of the Company’s key manufacturing facilities; risks inherent in transitioning the Company’s business from internal combustion engine vehicle products to hybrid and electric vehicle products; the Company’s ability to realize the expected revenues from the Company’s new and incremental business backlog; negative or unexpected tax consequences, including those resulting from tax litigation; risks related to a failure of the Company’s information technology systems and networks, including cloud-based applications, and risks associated with current and emerging technology threats, and damage from computer viruses, unauthorized access, cyber attacks, including increasingly sophisticated cyber attacks incorporating use of artificial intelligence, and other similar disruptions; the Company’s suppliers’, the Company’s customers’ and their suppliers’ ability to maintain satisfactory labor relations and avoid or minimize work stoppages; cost or availability of financing for working capital, capital expenditures, research and development (R&D) or other general corporate purposes including acquisitions, as well as the Company’s ability to comply with financial covenants; the Company’s customers’ and suppliers’ availability of financing for working capital, capital expenditures, R&D or other general corporate purposes; an impairment of the Company’s goodwill, other intangible assets, or long-lived assets if the Company’s business or market conditions indicate that the carrying values of those assets exceed their fair values; liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which the Company is or may become a party, or the impact of product recall or field actions on the Company’s customers; the Company’s ability or the Company’s customers’ and suppliers’ ability to successfully launch new product programs on a timely basis; risks of environmental issues, including impacts of climate-related events, that could result in unforeseen issues or costs at the Company’s facilities, or risks of noncompliance with environmental laws and regulations, including reputational damage; the Company’s ability to maintain satisfactory labor relations and avoid work stoppages; the Company’s ability to consummate strategic initiatives and successfully integrate acquisitions and joint ventures; the Company’s ability to achieve the level of cost reductions required to sustain global cost competitiveness or the Company’s ability to recover certain cost increases from the Company’s customers; price volatility in, or reduced availability of, fuel; the Company’s ability to protect the Company’s intellectual property and successfully defend against assertions made against the Company; adverse changes in laws, government regulations or market conditions affecting the Company’s products or the Company’s customers’ products; the Company’s ability or the Company’s customers’ and suppliers’ ability to comply with regulatory requirements and the potential costs of such compliance; changes in liabilities arising from pension and other postretirement benefit obligations; the Company’s ability to attract and retain qualified personnel in key positions and functions; and other unanticipated events and conditions that may hinder the Company’s ability to compete. It is not possible to foresee or identify all such factors and the Company makes no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date hereof that may affect the accuracy of any forward-looking statement.

Additional Information

This Current Report may be deemed to be solicitation material in respect of the Business Combination, including the issuance of shares of Company Common Stock in respect of the Business Combination. In connection with the foregoing proposed issuance of Company Common Stock, the Company expects to file a proxy statement on Schedule 14A, including any amendments and supplements thereto (the “Proxy Statement”) with the SEC. To the extent the Business Combination is effected as a scheme of arrangement under English law (the “Scheme Document”), the Share Issuance would not be expected to require registration under the Securities Act, pursuant to an exemption provided by Section 3(a)(10) under the Securities Act. In the event that the Company exercises its right to elect to implement the Business Combination by way of a takeover offer (as defined in the UK Companies Act 2006) or otherwise determines to conduct the Business Combination in a manner that is not exempt from the registration requirements of the Securities Act, the Company expects to file a registration statement with the SEC containing a prospectus with respect to the Share Issuance. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE SCHEME DOCUMENT, AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED BY THE COMPANY WITH THE SEC OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE BUSINESS COMBINATION AND RELATED MATTERS. Investors and shareholders will be able to obtain free copies of the Proxy Statement, the Scheme Document, and other documents filed by the Company with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the Proxy Statement, the Scheme Document, and other documents filed by the Company with the SEC at https://www.aam.com/investors.

Participants in the Solicitation

The Company and its directors, its directors, executive officers and certain other members of management and employees will be participants in the solicitation of proxies from the Company’s stockholders in respect of the Business Combination, including the proposed issuance of Company Common Stock in connection with the Combination. Information regarding the Company’s directors and executive officers is contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 of the Company, which was filed with the SEC on February 16, 2024 and in the definitive proxy statement on Schedule 14A for the Company’s annual meeting of stockholders of the Company, which was filed with the SEC on March 21, 2024 and the Current Report on Form 8-K of the Company, which was filed with the SEC on May 2, 2024. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement when it is filed with the SEC. To the extent holdings of the Company’s securities by its directors or executive officers change from the amounts set forth in the Proxy Statement, such changes will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC by the Company. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at https://www.aam.com/investors.

Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”) included within this current report on Form 8-K, AAM has provided certain information in which includes non-GAAP financial measures such as estimated Adjusted EBITDA and estimated Adjusted free cash flow. These non-GAAP financial measures are also forward-looking financial measures. A reconciliation of non-GAAP forward-looking financial measures to the most directly comparable forward-looking financial measures calculated and presented in accordance with GAAP is included in the press release attached hereto as exhibit 99.2. The amounts in these reconciliations are based on the Company’s current estimates and actual results may differ materially from these forward-looking estimates for many reasons, including potential event driven transactional and other non-core operating items and their related effects in any future period, the magnitude of which may be significant.

Management of AAM believes that these non-GAAP financial measures are useful to management, investors, and banking institutions in their analysis of AAM’s business and operating performance. Management also uses this information for operational planning and decision-making purposes.

Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, non-GAAP financial measures as presented by AAM may not be comparable to similarly titled measures reported by other companies.

Definitions of Non-GAAP Financial Measures

AAM defines EBITDA to be earnings before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding the impact of restructuring and acquisition-related costs, debt refinancing and redemption costs, gains or losses on equity securities, pension curtailment and settlement charges, impairment charges and non-recurring items.

AAM defines free cash flow to be net cash provided by operating activities less capital expenditures net of proceeds from the sale of property, plant and equipment. Adjusted free cash flow is defined as free cash flow excluding the impact of cash payments for restructuring and acquisition-related costs, and cash payments related to the Malvern fire, including payments for capital expenditures, net of recoveries.

Profit forecasts and estimates

The statements by AAM in this form regarding its adjusted EBITDA and adjusted free cash flow constitute profit estimates for the purposes of Rule 28.5 of the Code (“AAM FY24 Profit Estimate”). The Panel has granted AAM a dispensation from the requirement to include reports from reporting accountants and Alpha’s financial advisers in relation to the AAM FY24 Profit Estimate on the basis that: (i) the estimate is presented in a manner which is consistent with AAM’s ordinary course quarterly guidance; (ii) Dowlais has agreed to the dispensation; and (iii) the directors of AAM have provided the confirmations stated below. The assumptions and basis of preparation on which the AAM FY24 Profit Estimate is based and the AAM directors’ confirmation, as required by Rule 28.1 of the Code, are set out in appendix 4 of the announcement of a firm intention to make an offer for the entire issued and to be issued share capital of Dowlais Group plc made under Rule 2.7 of the Code made by AAM and Dowlais on or about the date of this document. Other than the AAM FY24 Profit Estimate, nothing in this form is intended, or is to be construed, as a profit forecast or profit estimate for any period or to be interpreted to mean that earnings or earnings per share for AAM or Dowlais for the current or future financial years, will necessarily match or exceed the historical published earnings or earnings per share for AAM or Dowlais, as appropriate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

Date:	January 29, 2025	By:	/s/ Matthew K. Paroly
Matthew K. Paroly
Vice President, General Counsel & Secretary